UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2018

Buckeye Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, TX	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 22, 2018, Buckeye Partners, L.P. (the “Partnership”) completed the public offering of $400.0 million principal amount of Junior Subordinated Notes due 2078 (the “Notes”).

The offering of the Notes has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-221438) (the “Registration Statement”), as supplemented by the Prospectus Supplement dated January 18, 2018, relating to the Notes, filed with the Securities and Exchange Commission (“Commission”) on January 19, 2018, pursuant to Rule 424(b) of the Securities Act (together with the accompanying prospectus dated November 9, 2017, the “Prospectus”).

The Notes were issued under the Subordinated Indenture, dated as of January 22, 2018, between the Partnership, as issuer, and Branch Banking and Trust Company, as trustee (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of January 22, 2018 (the “First Supplemental Indenture”) (the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the “Indenture”). The Indenture allows the Partnership to elect to defer interest payments on the Notes on one or more occasions for up to ten consecutive years subject to certain conditions. Deferred interest payments will accrue additional interest at the interest rate then applicable to the Notes, to the extent permitted by applicable law.

During any period in which the Partnership defers interest payments on the Notes, subject to certain exceptions, (1) the Partnership will not declare, pay or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its equity securities and (2) the Partnership will not make any payment of interest on, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Partnership that rank equally with or junior to the Notes. The Indenture does not limit the Partnership’s ability to incur additional debt, including debt that ranks senior in priority of payment to or pari passu with the Notes.

The Notes will bear interest at a fixed rate of 6.375% per year from January 22, 2018 up to, but not including, January 22, 2023, or an earlier redemption date (the “Fixed Rate Period”). The Notes will bear interest from, and including, January 22, 2023 up to, but not including, the maturity date or earlier redemption date (the “Floating Rate Period”) at a floating rate based on the Three-Month LIBOR Rate (as defined in the First Supplemental Indenture) plus 402 basis points (4.02%), reset quarterly.

Subject to the Partnership’s right to defer interest payments, interest on the Notes during the Fixed Rate Period is payable semi-annually in arrears on January 22 and July 22 of each year, beginning July 22, 2018. Interest on the Notes during the Floating Rate Period will be payable quarterly in arrears on January 22, April 22, July 22 and October 22 of each year, commencing April 22, 2023. The Notes mature on January 22, 2078.

The Partnership may redeem the Notes at its option before their maturity (a) in whole or in part, at any time and from time to time on or after January 22, 2023, at 100% of their principal amount, plus any accrued and unpaid interest thereon; (b) in whole, but not in part, before January 22, 2023, at 100% of their principal amount, plus any accrued and unpaid interest thereon, if certain changes in tax laws, regulations or interpretations occur; or (c) in whole, but not in part, before January 22, 2023, at 102% of their principal amount, plus any accrued and unpaid interest thereon, if a rating agency makes certain changes in the equity credit criteria for securities such as the Notes.

The foregoing descriptions of the Base Indenture and the First Supplemental Indenture do not purport to be complete and are qualified by reference to the Base Indenture, which is filed as Exhibit 4.1 hereto and the First Supplemental Indenture, which is filed as Exhibit 4.2 hereto, each of which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Subordinated Indenture, dated January 22, 2018, between Buckeye Partners, L.P. and Branch Banking and Trust Company, as trustee

4.2	First Supplemental Indenture, dated January 22, 2018, between Buckeye Partners, L.P. and Branch Banking and Trust Company, as trustee

12.1	Computation of ratio of earnings to fixed charges (Incorporated by reference to Exhibit 12.1 of Buckeye Partners, L.P.’s Current Report on Form 8-K filed on November 20, 2017)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	/s/ Todd J. Russo
Todd J. Russo
Senior Vice President, General Counsel and Secretary

Dated January 24, 2018